Exhibit 1


                  JOINT FILING AGREEMENT AND POWER OF ATTORNEY


           (a) Joint Filing. Each of the undersigned persons does hereby agree with Capital Trust Investors Limited Partnership, SZ Investments, LLC, Zell General Partnership, Inc., Samuel Zell Revocable Trust, Samuel Zell, V2 Holdings LLC, John R. Klopp and Craig M. Hatkoff to jointly file with the Securities and Exchange Commission a Schedule 13D on behalf of each of them with respect to their beneficial ownership of shares of class A common stock, par value $.01 per share, of Capital Trust, Inc.

           (b) Power of Attorney. Know all persons by these presents that each person whose signature appears below constitutes and appoints Samuel Zell and John R. Klopp, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D filed on behalf of each of them with respect to their beneficial ownership of securities of Capital Trust, Inc., and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 19, 1999

               Veqtor Finance Company L.L.C.

               By:     Capital Trust Investors Limited Partnership

                        By:    SZ Investments, LLC
                               its general partner

                               By:    Zell General Partnership, Inc.,
                                      its managing member

                                      By:/s/ Donald J. Liebentritt
                                         --------------------------------
                                         Name:     Donald J. Liebentritt
                                         Title:    Vice President

               By:     V2 Holdings LLC

                       By:    John R. Klopp
                              its member

                              /s/ John R. Klopp
                              ----------------------
                              John R. Klopp


866317.1

              Samstock, L.L.C.

              By:     SZ Investments, LLC

                      By:    Zell General Partnership, Inc.
                             its managing member

                             By:/s/ Donald J. Liebentritt
                                --------------------------------
                                Name:     Donald J. Liebentritt
                                Title:    Vice President



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866317.1